UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  March 6, 2008

General Cable Corporation

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(Exact name of Registrant as Specified in Charter)

Delaware	001-12983	06-1398235
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Tesseneer Drive, Highland Heights, Kentucky 41076-9753

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code:  (859) 572-8000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01

Other Events

The Company has been advised by Gregory J. Lampert, Executive Vice President and Group President, North American Electrical and Communications Infrastructure, that Mr. Lampert intends to adopt and implement a Rule 10b5-1 Trading Plan (“Trading Plan”) authorized by the rules of the Securities and Exchange Commission (“SEC”).  Rule 10b5-1 enables corporate officers and directors to adopt predetermined trading plans for selling specified amounts of stock.  The plans may be entered into only when the officers and directors are not in possession of material and non-public information. The rule allows individuals adopting the plans to sell shares over a specified time period at specific prices in the future, even if material, non-public information subsequently becomes available to them. Mr. Lampert’s Trading Plan, which becomes effective on or about April 4, 2008, has been established to allow him to diversify his investment portfolio by the sale of shares held by him.  The shares to be sold under the Trading Plan amount to between 10% and 15% of his current holdings of General Cable common stock, including shares obtainable through exercise of stock options.  Any transactions carried out under the Trading Plan will be reported through Form 4 filings under the rules of the SEC.  If all of the shares of common stock in the Trading Plan are sold in the one-year plan period, Mr. Lampert will continue to hold shares of General Cable common stock substantially above the Company’s published stock ownership guidelines applicable to him.

Mr. Lampert may enter into a similar Trading Plan in future years.  Company policy permits other members of General Cable management to enter into such plans in the future at their discretion, subject to the Company’s insider trading policy.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

General Cable Corporation

March 6, 2008

/s/ Robert J. Siverd

Robert J. Siverd

Executive Vice President,

General Counsel and Secretary